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                                                                EXHIBIT 10(aa)

                          [LOEB AND LOEB LETTERHEAD]
(310) 282-2057


                              October 19, 1994


Jonathan D. Shapiro
President and COO
CST Entertainment, Inc.
5901 Green Valley Circle
Suite 400
Culver City, California 90230

             RE: CST Entertainment Imaging, Inc. and
                 Art and Commerce f/s/o Stephen S. Strick
                 ----------------------------------------

Dear Jody:

     The following will set forth the principal terms of the agreement we reached pursuant to which Art and Commerce ("Company") will furnish the services of Stephen S. Strick to CST Entertainment, Inc. as set forth hereinbelow:

     1. Stephen will render those services that are normally rendered by a Corporate/Business Affairs Executive in the United States television business. These services will be rendered on a non-exclusive, but first priority basis to CST. Stephen shall report directly to you and Gerald Shefsky.

     2. The term of the agreement will be for a period of two (2) years. CST may terminate the services provided herein by written notice to Art and Commerce at 1211 Sunset Plaza Drive, Suite 314, Los Angeles, California 90065, with a copy to Loeb and Loeb at 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, Attention: John J. Dellaverson, Esq., for any legal reason, provided that the sums payable pursuant to Paragraphs 4 and 5 shall continue for a period of six months after the date of receipt of such written notice.

     3. Stephen's title will be Senior Vice President, Corporate and Business Affairs.

     4. The Company will receive the annual sum of $125,000, in equal consecutive monthly installments, the first installment of which will be payable on the date that the Company furnishes Stephen's services. All other installments shall be

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[LOEB AND LOEB LETTERHEAD]

Jonathan D. Shapiro
October 19, 1994
Page 2


payable on the first business day of each succeeding month. The Company shall also be entitled to reimbursement for Employer's share of payroll taxes, FICA and other fringes.

     5. The Company shall be entitled to receive a car allowance and cellular telephone allowance equal to the car and cellular telephone allowances paid to other executives of CST, but not less than an amount equal to the aggregate of $700 per month ($500 for car allowance, $200 for telephone allowance). Such sums shall be payable in advance upon the commencement of the services provided hereunder, and thereafter monthly, together with the sums payable under Paragraph 4.

     6. Company or Stephen shall be entitled to all normal fringes provided by CST to its executives including health, dental and life insurance plans, as well as other benefits or bonuses that may be offered in the future to executives of CST.

     7. Company or Stephen will be granted the right and option to purchase up to 60,000 shares of CST's Common Stock in accordance with CST's Common Stock Employee Option Plan. One-third of such stock shall vest on the first anniversary of this Agreement, one-third shall vest on the second anniversary of this Agreement, and one-third shall vest on the third anniversary of this Agreement or on any more favorable basis if such more favorable vesting is accorded other executives of CST. The option price for each share shall be the price of CST's common stock as listed on the American Stock exchange on the close of business August 8, 1994. Stephen and/or Company's rights under this paragraph shall accelerate and immediately vest on the date that (a) a controlling interest of the shares of voting common stock shall change, or
(b) that the management of the Company shall change.

     8. Company or Stephen shall be entitled to a commission for any business brought to CST in the amount of 1% of the gross amount billed for such business payable upon receipt by CST of such sums.

     This agreement shall be governed by the laws of the State of California applicable to contracts wholly made and to be performed therein.

     If the foregoing is acceptable, kindly arrange for execution on behalf of CST Entertainment, Inc. in the space


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[LOEB AND LOEB LETTERHEAD]
Jonathan D. Shapiro
October 19, 1994
Page 3


provided. I will then arrange for counterexecution on behalf of Art and Commerce by Stephen.

                                       Very truly yours,

                                       /s/ JOHN J. DELLAVERSON
                                       -----------------------
                                       John J. Dellaverson
                                       of Loeb and Loeb

JJD:dal
666666666
DEJ10338.L03

ACCEPTED AND AGREED TO:

Dated: 10-19, 1994                     CST ENTERTAINMENT, INC.

                                       By: /s/ JONATHAN D. SHAPIRO
                                          -------------------------

Dated: Oct 19, 1994                    ART AND COMMERCE f/s/o
                                       STEPHEN S. STRICK

                                       By: /s/ STEPHEN S. STRICK
                                           ---------------------